UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HMN Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HMN Financial, Inc.
1016 Civic Center Drive N.W.

Rochester, Minnesota 55901

(507) 535-1200

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 28, 2020

HMN Financial, Inc. issued the following press release on March 25, 2020, which relates to the proxy statement (the “Proxy Statement”) of HMN Financial, Inc. (the “Company”), dated March 20, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020. This press release is being filed with the Securities and Exchange Commission on or about March 25, 2020.

The press release should be read in conjunction with the Proxy Statement.

1016 Civic Center Drive NW • Rochester, MN 55901 • Phone (507) 535-1200 • Fax (507) 535-1301

NEWS RELEASE	CONTACT:	Bradley Krehbiel Chief Executive Officer, President HMN Financial, Inc. (507) 252-7169 FOR IMMEDIATE RELEASE

HMN FINANCIAL, INC. ANNOUNCES APRIL 28, 2020 ANNUAL MEETING OF STOCKHOLDERS WILL BE VIRTUAL ONLY

ROCHESTER, MINNESOTA, March 25, 2020 - HMN Financial, Inc. (HMN or the Company) (NASDAQ:HMNF) announced that to protect the health and well-being of its stockholders and employees during the coronavirus outbreak (COVID-19), the location of the Company’s upcoming Annual Meeting of Stockholders has changed and the meeting will now be an online-only event, with no live gathering at the Rochester Golf and Country Club. The meeting will still be held on Tuesday, April 28, 2020 at 10:00 a.m. local time as previously announced.

As described in the proxy materials for the annual meeting previously distributed, stockholders of record at the close of business on March 2, 2020, are the stockholders entitled to receive notice of, and to vote at, the meeting and any adjournments or postponements thereof. To access the event up to 30 minutes prior to the meeting, please visit the following web address:

https://www.web.lumiagm.com/224294069
Meeting Code: HMN2020 (case sensitive)

Stockholders will need to enter the control number found on their proxy card or voting instruction form previously distributed with the proxy materials. There will be a process available to vote online during the virtual meeting. However, stockholders are strongly encouraged to vote and submit their proxies in advance of the meeting using one of the methods described in the proxy materials. Stockholders will have the opportunity to submit questions during the virtual event using the directions on the meeting website that day.

General Information

HMN Financial, Inc. and the Bank are headquartered in Rochester, Minnesota. Home Federal Savings Bank operates twelve full service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson, La Crescent, Owatonna, Rochester (4), Spring Valley and Winona, one full service office in Marshalltown, Iowa, and one full service office in Pewaukee, Wisconsin. The Bank also operates a loan origination office located in Sartell, Minnesota.

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